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                                 EXHIBIT 10.4.1

                             PICTURETEL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                           (AS AMENDED JUNE 17, 1999)

1.         PURPOSE

           The PictureTel Corporation Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of PictureTel Corporation (the "Company") and such of the Company's Subsidiaries as the Company's Board of Directors (the "Board") may from time to time designate to acquire an equity interest in the Company through the purchase of shares of Common Stock, $.0l par value, of the Company ("Common Stock"). For purposes of the Plan, "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

           It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code").

2.         ADMINISTRATION OF THE PLAN

           The Plan shall be administered by a committee (the "Committee") of the Board designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the Board, in which case all references herein to the "Committee" shall be deemed to be references to the "Board". The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, without limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees, (ii) construe or interpret the Plan, (iii) determine all questions of eligibility and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan hereunder. The Committee's determinations hereunder shall be final and binding.

3.         NATURE AND NUMBER OF SHARES TO BE DELIVERED

           The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares or previously issued shares reacquired and held by the Company. The aggregate number of shares which may be delivered under the Plan shall not exceed 2,000,000 shares of Common Stock.

           In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, or other similar change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board.

4.         ELIGIBILITY REQUIREMENTS

           Each individual employed by the Company or any Subsidiary, except those employees described in the next following paragraph, shall be eligible to participate in the Plan in accordance with Section 5 ("Eligible Employee").

The following persons are not eligible to participate in the Plan:
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               (i)    Persons who, immediately upon enrollment in the Plan, own
           directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the PictureTel or any Subsidiary;

               (ii) Persons who are customarily employed by the Company 20 hours or less per week or for not more than five months in any calendar year;

               (iii) Persons who have not completed at least 6 months of service with the Company as of an Enrollment Date; and

               (iv) Persons who are employed by a Subsidiary as to which the Board does not take action within ninety (90) days after such corporation becomes a Subsidiary to include such corporation and its employees from participation herein.

5.         METHOD OF PARTICIPATION

           Each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan by executing and delivering a payroll deduction authorization in accordance with Section 6.1. Upon such election, Eligible Employee will be deemed to be a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan. For purposes of the Plan, an "Option Period" is any of the six month periods beginning September 1, 1994 or any March 1 or September 1 thereafter.

6.         ENROLLMENT AND WITHDRAWAL

           6.1 Enrollment. Each Eligible Employee may enroll or re-enroll in the Plan, as the case may be, as of the first day of any Option Period after the employee first becomes eligible to participate (the "Enrollment Date"). To enroll or re-enroll, an Eligible Employee must complete and sign an enrollment form and submit it to the Corporate Human Resources Department of the Company at least fifteen (15) days prior to the Enrollment Date with respect to which the election is effective. Participation in the Plan is voluntary.

           6.2 Withdrawal. Any Participant may cancel all (but not less than all) of his or her Options at any time prior to the exercise thereof by notifying the Corporate Human Resources Department of the Company in writing at any time prior to the Purchase Date (as such term is defined in Section 9 herein), except that such notification will be effective no later than the close of the first complete pay period following receipt by the Corporate Human Resources Department (or such other period established in writing by the Corporate Human Resources Department). It shall be the responsibility of the Participant to ensure that any such notification is actually received by the Corporate Human Resources Department. Upon the effective date of any such cancellation, the entire amount credited, to the Participant's account in accordance with Section 7 will be returned to the Participant. Any Participant who cancels an Option may at any time thereafter may become a Participant with respect to future Option Periods, in accordance with Section 6.1.

7.         METHOD OF PAYMENT

           7.1 Payroll Withholding. Payment for shares is to be made in installments through payroll deductions over the Option Period, with the first such deduction commencing with the first payroll period ending after the Enrollment Date.

           Subject to the limits in Section 8, each Participant may authorize withholding in each pay period in an amount not less than one percent (1%) and not more than ten percent (10%) of his or her Compensation by means of substantially equal payroll deductions over the Option Period; provided that


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the Committee may from time to time before an Enrollment Date establish limits other than those herein described for all purchases to occur during the relevant Option Period. For purposes of the Plan, "Compensation" will mean all base compensation paid to the Participant by the Company including any amounts deferred under Code 401(1) or Code S 125.

           A Participant may increase or decrease the rate of withholding effective as of the first day of any future Option Period by giving fifteen (15) days, prior written notice to the Corporate Human Resources Department of the Company. A Participant may terminate his or her payroll deduction authorization as of any date, before the Purchase Date by notifying the Corporate Human Resources Department of the Company in writing, and such Participant will thereby cease to participate in the Plan as of that date and will be deemed to have canceled his or her Option pursuant to Section 6.2.

           7.2 Accounts. All amounts withheld under Section 7.1 in accordance with a Participant's payroll deduction authorization will be credited to an account for such Participant. No interest will be paid on amounts credited to a Participant's account.

           7.3 Limit on Purchase. In no event shall the rights of any Participant to purchase shares (under this Plan and under any other stock purchase plans of the Company or any Subsidiary) accrue at a rate which exceeds $25,000 of fair market value of such shares (determined as of the applicable Grant Date, as defined in Section 9) for any calendar year.

8.         GRANT OF RIGHT TO PURCHASE SHARES

           Each person who is a Participant on the first day of an Option Period will be granted an option for such Period for the purchase of the number of whole shares of Common Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Common Stock determined under Section 9. The Grant Date and the Purchase Date (as such terms are defined in Section 9) shall constitute the date of grant and the date of exercise, respectively, for purposes of Section 423 of the Code.

9.         PURCHASE OF SHARES

           Each Eligible Employee who is a Participant in the Plan on the last trading day of an Option Period will be deemed to have exercised on that day the Option granted to him or her for that Option Period. Upon exercise, the amounts then credited to the Participant's account will be applied to the purchase of whole shares of Common Stock determined in accordance with Section 8,and as soon as practicable thereafter certificates for such shares will be issued and delivered to the Participant in accordance with the choice made on the Participant's enrollment form. Fractional shares will not be issued. The cost to the Participant for the shares purchased shall be 85% of the lower of the fair market value of Common Stock on the first trading day of the respective Option Period (the "Grant Date"), or the fair market value of Common Stock on the last trading day of the respective Option Period (the "Purchase Date").

           Fair market value on any date shall mean the average of the high and low sale prices (or the bid and asked prices if no sales are reported) with respect to the Common Stock for that date, as reported by the principal exchange on which the Common Stock is traded or by the National Association of Securities Dealers, Inc. Automated Quotations System or such other similar system then in use; or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to the Common Stock, as furnished by a professional market maker making a market in the Common Stock selected by the Board and if not available, the fair market value of the Common Stock as of such day as determined in good faith by the Board. A good faith determination by the Board of Directors as to fair market value shall be final and binding.


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           The balance of the Participant's withholding account, if any, following exercise shall be returned to the Participant; PROVIDED, HOWEVER, that if the balance left in the account consists solely of an amount equal to the value of a fractional share, such fractional-share amount will be retained in the withholding account and carried over to the next Option Period. The entire balance of the Participant's-withholding account following the final Option Period shall be returned to the Participant.

10.        TERMINATION OF EMPLOYMENT

           Subject to Section 11, upon termination of a Participant's employment with the Company or any Subsidiary for any reason, the individual will (a) cease to be a Participant, (b) forfeit any Option held under the Plan (and all such options will be deemed canceled), (c) be entitled to a return of the balance of his or her withholding account, without interest, and (d) have no further rights under the Plan.

11.        DEATH OF A PARTICIPANT

           A Participant may file a written designation of beneficiary on the Participant's enrollment form, specifying who is to receive any Common Stock and/or cash credited to the Participant under the Plan in the event of the Participant's death, which designation will also provide for the election by the Participant of either (i) cancellation of the Participant's Option upon his or her death, as provided in Section 6.2 or (ii) application as of the last day of the Option Period of the balance of the deceased Participant's withholding account at the time of death to the exercise of his or her Option, pursuant to
Section 9 of the Plan. In the absence of a valid election otherwise, the death of a Participant will be deemed to effect a cancellation of his or her Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice to the Company.

           In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company will deliver to such beneficiary any Common Stock and/or cash to which the beneficiary is entitled under the Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of a Participant as the Company may determine. No beneficiary will, prior to the death of the Participant by whom he has been designated, acquire any interest in any Common Stock or cash credited to the Participant under the Plan.

12.        ASSIGNMENT

           The rights of a Participant under the Plan may not be sold, pledged, assigned or transferred in any manner. If this provision is violated, the Participant's election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to his or her account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan. A Participant's right to purchase shares under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

13.        COSTS

           All costs and expenses incurred in administering this Plan shall be paid by the Company.


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14.        REPORTS

           Annually, the Company shall provide or cause to be provided to each Participant a report of his or her contributions and the shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

15.        EQUAL RIGHTS AND PRIVILEGES

           All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provisions of the Code and related regulations. Any provision of the Plan which is inconsistent with
Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section
423. This Section 15 shall take precedence over all other provisions in the Plan.

16.        RIGHTS AS STOCKHOLDER

           A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the option Period.

17.        MODIFICATION AND TERMINATION

           The Board may terminate the Plan at any time, provided however, THE PLAN WILL IN ANY EVENT AUTOMATICALLY TERMINATE ON APRIL 15, 2004. The Board may amend the Plan at any time for any purpose permitted by law, PROVIDED that no amendment shall be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the outstanding shares present and entitled to vote on the matter, if such amendment would:

                     (i) increase the number of shares reserved for purchase under the Plan;

                     (ii) change the designation of corporations whose employees may be offered rights to purchase shares under the Plan; provided, that a corporation's becoming or ceasing to be a Subsidiary, or the exercise by the Committee of its discretion under
           Section 4(iv), shall not be deemed a change in designation under this paragraph;

                     (iii) materially increase the benefits to Participants;

                     (iv)  materially modify the requirements for participation;
           or

                     (v) cause the rights previously granted under the Plan to purchase shares of Common Stock to fail to meet the requirements of
           Section 423 of the Code.

           In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has determined that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants.

           If at any time the shares authorized for purchase under the Plan are exceeded, purchases shall be reduced proportionately to eliminate the excess.


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18.        BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

           This Plan was adopted by the Board on April 15, 1994 and shall be effective as of April 15, 1994, subject to approval by the shareholders.

19.        OTHER PROVISIONS

           The agreements to purchase shares of Common Stock under the Plan may contain such other provisions as the Committee shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

20.        EMPLOYMENT RIGHTS

           Nothing contained in the provisions of the Plan shall be construed to give to any individual the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any employee at any time.